UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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IMAGE ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMAGE ENTERTAINMENT, INC. 20525 Nordhoff Street, Suite 200 Chatsworth, California 91311

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
To be held October 10, 2006

Dear Fellow Stockholder:

You are cordially invited to attend our annual meeting of stockholders at the Woodland Hills Country Club, located at 21150 Dumetz Road, Woodland Hills, California, on Tuesday, October 10, 2006, at 10:00 a.m. local time. The business of the annual meeting will be to:

•       Elect our directors,

•       Review the status of our business, and

•       Discuss and resolve any other matters that properly come before the meeting.

A proxy statement and a proxy card are enclosed with this notice. The proxy statement describes the business to be transacted at the meeting and provides other information about the company that you should know when you vote your shares. You may vote your shares in person at the annual meeting or by using the enclosed proxy card.

You may also vote your shares by telephone, by calling Toll Free 1-800-690-6903, or via the Internet by going to www.proxyvote.com, as further explained on the enclosed proxy card. If you vote by telephone or Internet, you do not need to return a proxy card. We encourage you to take advantage of one of these convenient voting options.

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy card issued in your name from the record holder.

Stockholders of record as of the close of business on August 25, 2006, will be entitled to vote at the meeting, or any adjournments of the meeting.

By Order of the Board of Directors,

DENNIS HOHN CHO, ESQ.
Corporate Secretary

Chatsworth, California

July 31, 2006

Whether or not you plan to attend the annual meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. Signing and returning a proxy will not prevent you from voting in person at the meeting.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
OF
IMAGE ENTERTAINMENT, INC.

To Be Held on October 10, 2006

Where is the Annual Meeting?   Our annual meeting of stockholders will be held at the Woodland Hills Country Club, located at 21150 Dumetz Road, Woodland Hills, California, on Tuesday, October 10, 2006, at 10:00 a.m. local time.

Why am I receiving these materials?   This Proxy Statement will be mailed beginning approximately September 1, 2006, to all stockholders of record at the close of business on August 25, 2006, the record date fixed by our Board of Directors. A copy of our fiscal 2006 Annual Report will also be mailed to stockholders beginning approximately September 1, 2006. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report is not incorporated into, and should not be deemed part of, this Proxy Statement.

Who can attend the annual meeting?   Only stockholders as of the record date, their authorized representatives, and invited guests will be able to attend the annual meeting.

Who is entitled to vote?   Only holders of record of our common stock at the close of business on August 25, 2006, the record date, are entitled to vote at the annual meeting. Each share is entitled to vote on each matter properly brought before the meeting. As of the date we filed this Proxy Statement with the SEC, there were 21,296,346 shares of our common stock to be outstanding on the record date, and there were no outstanding shares of preferred stock.

How do I vote if I am a registered stockholder?   You may vote in person or by proxy. Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person. If you are a registered holder, you can vote your proxy card by mail or in person at the annual meeting. If you choose to vote by mail, mark your proxy card enclosed with this Proxy Statement, date and sign it, and mail it in the postage-paid envelope. If you wish to vote in person, you can vote the proxy card in person at the annual meeting.

How do I specify how I want my shares voted?   If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote, it will be voted according to the recommendation of the Board of Directors on that proposal.

How do I vote if I am a beneficial stockholder?   If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote your shares. You should complete a voting instruction card which your broker or nominee is obligated to provide you. If you wish to vote in person at the meeting, you must first obtain from the record holder a proxy card issued in your name.

What items will be voted upon at the annual meeting?   The following items will be voted upon at the annual meeting:

(1)   the election of our directors, and

(2)   any other matters that properly come before the meeting.

The Board of Directors does not currently know of any other matters that may be brought before the meeting for a vote. However, if any other matters are properly presented for action, it is the intention of the persons named on the proxy card to vote on them according to their best judgment.

What are the Board of Directors’ voting recommendations?   For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors recommends a vote FOR the election of all directors proposed by our Board (Proposal 1).

How can I provide my comments to the Company?   We urge you to let us know your feelings about the Company or to bring a particular matter to our attention by writing directly to us at Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311, Attention:  Corporate Secretary.

How many votes are needed to have the proposals pass?   A plurality of the votes cast at the annual meeting is required to elect directors.

How are the votes counted?   If the proxy card is properly executed and returned prior to the annual meeting, the shares of common stock it represents will be voted as you instruct on the proxy card. If a proxy card is unmarked, or if you indicate no vote, the shares of common stock it represents will be voted FOR the election of directors recommended by the Board.

Abstentions.   Abstentions will be treated as present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will not constitute a vote “FOR” or “AGAINST” any matter, and thus will be disregarded in the calculation of a plurality or of shares voting or votes cast on any matter submitted to the stockholders for a vote.

Broker Non-Votes.   Broker non-votes, meaning shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and as to which the broker has physically indicated on the proxy card that the broker or nominee does not have discretionary power to vote on a particular matter, will be counted as present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy card that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered present for quorum purposes and may be entitled to vote on other matters.

Election of Directors.   A majority of the shares of common stock outstanding on the record date, represented in person or by proxy, will constitute a quorum at the annual meeting. Assuming a quorum is present, the nominees receiving the highest number of votes will be elected as directors. Votes against a candidate have no legal effect. The holders of a majority of the shares of common stock voting could elect all of the directors.

How can I revoke my proxy?   You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions:

(1)   giving timely written notice of the revocation to our Corporate Secretary,

(2)   executing and delivering a proxy card with a later date, or

(3)   voting in person at the meeting.

How do I designate my proxy?   If you wish to give your proxy to someone other than the persons named on the proxy card, you may cross out all of their names and insert the name or names of another person. The signed proxy card must be presented at the meeting by the person you have designated on the proxy card.

How would my proxy be voted on other matters?   The persons named on the proxy card will have discretionary authority to vote on business other than Proposal 1 (the election of directors) as may properly come before the annual meeting.

Who will pay for the costs involved in the solicitation of proxies?   We will pay all costs of preparing, assembling, printing and distributing the proxy materials. Our employees, officers and directors may, for no additional compensation, solicit proxies on behalf of the Board of Directors through the mail, in person and by telecommunications. Upon request, we will reimburse brokerage firms and other record holders for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

BOARD OF DIRECTORS

Our Board of Directors, which is elected by our stockholders, is our ultimate decision-making body except with respect to those matters reserved to our stockholders. The Board selects the officers and other members of the senior management team, who are charged with the conduct of our business, and has responsibility for establishing broad corporate policies and for our overall performance. The Board is not involved in operating details on a day-to-day basis. The Board is advised of our business through regular reports and analyses and discussions with our Chief Executive Officer and other officers.

Meetings of the Board.   Our Board meets on a regular basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their respective areas of responsibility. In fiscal 2006, there were a total of 10 Board meetings; eight special meetings and two regular meetings attended by all directors.

Annual Meeting Attendance.   We have adopted a policy encouraging attendance by the Board of Directors, if practicable and time permitting, at our stockholder annual meetings, either in person, by telephone or by other similar means of live communication including video conference or webcast. All of our then-directors attended our Annual Meeting of Stockholders held on September 9, 2005.

Independent Directors.   The Board has determined that David Coriat, Ira S. Epstein, Gary Haber, M. Trevenen Huxley, Robert J. McCloskey and Lynwood Spinks are independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act and NASD Marketplace Rule 4200(a)(15). There are no family relationships among any of our directors, executive officers or key employees.

Committees of the Board.   Although the full Board considers our major decisions, the Board has established an Audit Committee, a Compensation Committee, and a Nominations and Governance Committee to more fully address certain areas of importance to the Company. In September 2005, the Board also established a Special Committee to address an unsolicited proposal from Lions Gate Entertainment Corp. and other alternatives to maximize stockholder value. The Board has appointed individuals from among its members to serve on these four committees. The membership of each of these four committees is composed entirely of independent directors.

In fiscal 2006, the Audit Committee held a total of six committee meetings; three special meetings and three regular meetings, four were attended by all of its members and two were attended by all of its members except one, but quorum was present. The Compensation Committee held one special meeting attended by all of its members. The Special Committee held four special meetings attended by all of its members. No other committee meetings were held. All other committee business was transacted in executive session of meetings of the full Board.

Audit Committee.   Our Audit Committee for fiscal 2006 was composed of Messrs. Haber, Coriat and Epstein. Our Board has determined that Mr. Haber, the fiscal 2006 Chairman of the Audit Committee, meets the requirements of audit committee financial expert as that term is defined in

Item 401(h)(1)(i)(A) of Regulation S-K under the Exchange Act. As provided in the Audit Committee’s charter adopted on June 5, 2000, revised and readopted on December 18, 2003, and filed in our proxy statement for fiscal 2004, the Audit Committee’s primary functions are to:

(1)   monitor the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance,

(2)   select the our independent auditors, monitor the independence and performance of our independent auditors and internal auditing department, and

(3)   provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board.

Compensation Committee.   Our Compensation Committee for fiscal 2006 was composed of Messrs. McCloskey and Epstein (Chairman). The Compensation Committee’s primary functions are to review and approve salaries, bonuses and other compensation payable to our executive officers. In addition, the Compensation Committee administers our 2004 Incentive Compensation Plan, 1998 Incentive Plan, Restated 1992 Stock Option Plan, and employee benefit plans other than the Company’s 1994 Eligible Directors Stock Option Plan. See “Compensation Committee Report on Executive Compensation.”

Nominating and Governance Committee.   Our Nominating and Governance Committee for fiscal 2006 was composed of Messrs. Coriat and McCloskey (Chairman). This committee’s primary function is to review and recommend our potential director candidates and corporate governance matters. Prior to formation of this committee, this function was previously assumed exclusively by independent directors of the Board voting in executive session.

The charter of the Nominating and Governance Committee, which was filed in our proxy statement for fiscal 2005, provides that the committee will consider Board candidates recommended for consideration by our stockholders, provided the stockholders provide information regarding candidates as required by the charter or reasonably requested by us within the timeframe proscribed in Rule 14a-8 of Regulation 14A under the Exchange Act, and other applicable rules and regulations. Recommendation materials are required to be sent to the committee c/o Robert McCloskey at our address as contained in this proxy statement. There are no specific minimum qualifications required to be met by a director nominee recommended for a position on the Board of Directors, nor are there any specific qualities or skills that are necessary for one or more of our Board of Directors to possess, other than as are necessary to meet any requirements under the rules and regulations applicable to us. The Nominating and Governance Committee considers a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board of Directors.

The Nominating and Governance Committee considers director candidates that are suggested by members of the Board of Directors, as well as management and stockholders. Although it has not previously done so, the committee may also retain a third-party executive search firm to identify candidates. The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves reviewing potentially eligible candidates, conducting background and reference checks, interviewing the candidate and others (as schedules permit), meeting to consider and approve the candidate and, as appropriate, preparing and presenting to the full Board of Directors an analysis with regard to particular recommended candidates. The committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.

Our Nominating and Governance Committee has reviewed and evaluated a slate of nominees proposed by Lions Gate and believe that they may not be most concerned about protecting ALL of our stockholders’ interests. The Committee and our full Board unanimously recommend that you NOT vote for any of the nominees proposed by Lions Gate.

Compensation of Non-Employee Directors.   Non-employee directors are each compensated $2,000 for each meeting of the Board of Directors or a committee of the Board where in-person attendance is expected, and $500 for each Board or committee meeting where telephonic attendance is expected. We estimate we will have two in-person meetings and between ten and fifteen telephonic meetings each year, resulting in approximately $9,000 to $11,500 in compensation per non-employee director. In addition, we compensate our Audit Committee Chairman $2,500 per quarter.

During fiscal 2006, our non-employee directors were compensated as follows:

Non-Employee Directors	Fiscal 2006 Compensation
David Coriat (elected September 9, 2006)	$3,500
Ira S. Epstein	$10,500
Gary Haber	$20,500	*
M. Trevenen Huxley	$6,500
Robert J. McCloskey	$9,000

                 * Includes quarterly fee of $2,500 paid to Audit Committee Chairman.

Communications with Directors.   Stockholders may communicate with the Board of Directors or to one or more individual members of the Board by writing Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA 91311, Attention:  Corporate Secretary. As appropriate, communications received from stockholders are forwarded directly to the Board of Directors, or to any individual member or members, depending on the facts and circumstances outlined in the communication. The Board of Directors has authorized the Secretary, in his or her discretion, to exclude communications that are patently unrelated to the duties and responsibilities of the Board of Directors, such as spam, junk mail and mass mailings. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out by the Secretary pursuant to the policy will be made available to any non-management director upon request.

Discretionary Option Grants

On September 10, 2004, the Board of Directors and the holders of a majority of outstanding shares approved the 2004 Incentive Compensation Plan. Under the plan, 1,000,000 shares of common stock were reserved for issuance to employees, officers, directors and consultants of the Company. The plan also provides for the issuance of incentive and nonqualified options. The Board of Directors determines the terms of stock option agreements, including vesting requirements. The exercise price of incentive stock options must be no less than the fair market value on the date of grant. The options expire not later than ten years from the date of grant.

On July 3, 2000, the Board amended the 1998 Incentive Plan to authorize, within plan limits, discretionary stock option grants to non-executive directors. Under the 1998 Incentive Plan, if a director’s services as a member of the Board terminate by reason of death or disability, his exercisable options will remain exercisable for two years. If the director’s services terminate for any other reason, the exercisable options will remain exercisable for three months.

The 2004 Incentive Compensation Plan and 1998 Incentive Plan continues to provide that discretionary awards may also be granted to non-executive directors in one or more of the following circumstances:

(1)   in connection with the grantee becoming a member of the Board,

(2)   to reward a director’s exceptional or extraordinary services, or

(3)   in consideration for services to the Company outside the scope of his normal duties in the ordinary course as a director.

Formula Option Grants.   From July 1994 to July 1998, we made annual awards to non-employee directors, or Formula Options, under the Company’s 1994 Eligible Directors Stock Option Plan, as amended. Generally, the Formula Options are now vested and expire ten years after their date of grant, subject to earlier termination, by reason of death, disability or certain merger transactions.

Codes of Conduct and Ethics.   Our Board has adopted a Code of Conduct that applies to all company directors, officers and employees. We have also adopted a Code of Ethics that applies to our chief executive officer and senior financial officers, including our principal financial officer and principal accounting officer. The Codes of Conduct and Ethics are posted on our website at www.image-entertainment.com.

Compensation Committee Interlocks and Insider Participation.   Ira Epstein is a non-employee director who served on our Compensation Committee for the entire fiscal year 2006, and is a nominee for director. The international law firm of Greenberg Traurig, LLP was retained by the Company to provide legal services on December 14, 2001. Mr. Epstein became Of Counsel to Greenberg Traurig, LLP on July 1, 2002. The Company continues to pay Greenberg Traurig, LLP fees for its legal services at prices that, in the opinion of management, are fair and reasonable and as favorable to us as those which could have been obtained from unrelated third parties.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We paid Greenberg Traurig, LLP, a law firm at which Mr. Epstein is Of Counsel, a total of approximately $452,000 during fiscal 2006. The legal fees paid were, in the opinion of management, fair and reasonable, and as favorable to us as those which could have been obtained from unrelated third parties.

In April 2005, M. Trevenen Huxley began consulting for Egami Media, Inc., our subsidiary focused on the acquisition of and licensing digital programming. Mr. Huxley withdrew from his service on our committees as a result, although he is still an “independent director” as defined in NASD Marketplace Rule 4200 (a)(15). We paid him $6,500, and a corporation controlled by him $25,000, in fiscal 2006.

Dale Borshell, the mother of David Borshell, our Chief Operating Officer, is a travel agent at Travel Syndicate. For many years, we have used Travel Syndicate nearly exclusively for our corporate travel needs. We paid Travel Syndicate approximately $294,000 via our Corporate American Express Credit Card for travel services during fiscal 2006, which included airplane ticket fees and costs, and expenses relating to hotel and other travel related services. The fees paid to Travel Syndicate for travel plans made by Travel Syndicate but charged to the American Express card were, in the opinion of management, fair and reasonable, and as favorable to us as those which could have been obtained through or from unrelated third parties.

On September 25, 2002, we sold $2.0 million of Image common stock to Standard Broadcasting Corporation Limited in a private placement. Standard Broadcasting is the largest privately owned multi-media company in Canada. Video One, then a wholly-owned subsidiary of Standard Broadcasting and the parent company of VidCanada (now known as Paradox Entertainment Group) was at that time Canada’s largest distributor of pre-recorded home entertainment programming, including DVD, VHS and video games. VidCanada (now Paradox) was and continues to be our exclusive distributor of our home entertainment programming in Canada. The $2.0 million transaction represented a purchase of 1,801,315 shares of our common stock at $1.11 per share, the closing price of our common stock on September 10, 2002. Of those shares, Standard Broadcasting currently holds 1,272,085 shares of our common stock.

Additionally, we issued Standard Broadcasting a five-year warrant to purchase up to 270,198 additional shares at $1.22 per share. Contemporaneous with the private placement, we signed a new five-year exclusive distribution agreement with VidCanada (now Paradox) expiring in October 2007. In August 2004, Standard Broadcasting sold the operations and assets of Video One to Canadian-based ROW Entertainment Income Fund. Immediately following the sale, Standard Broadcasting held an approximate 16% interest in ROW Entertainment Income Fund. Robert J. McCloskey, a member of our Board of Directors, served as the President and Chief Executive Officer of Video One until August 2004. In June 2005, ROW Entertainment Income Fund changed its name to Entertainment One Income Fund.  David Coriat, a member of our Board of Directors, currently serves as Executive Vice President, Chief Financial Officer and director of Standard Broadcasting as well as director of Entertainment One Income Fund.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the shares of common stock beneficially owned or deemed to be beneficially owned as of July 31, 2006 by: (i) each person known to the Company to be the beneficial owner of more than 5% of the common stock of the Company, (ii) each of our directors, (iii) each executive officer named in the Summary Compensation Table set forth in the Executive Compensation section, and (iv) all directors and officers as a group:

Name(1)	Common Stock Beneficially Owned(2)	Percent of Class(3)
Image Investors Co.(4)	6,069,767	28.37%
Lions Gate Entertainment Corp.(5)	4,033,996	18.94%
Standard Broadcasting Corp. Ltd.(6)	1,542,283	7.15%
Martin W. Greenwald(7)	1,471,089	6.70%
David Borshell	357,657	1.65%
Jeff M. Framer	292,031	1.35%
Ira S. Epstein(8)	99,720	*
M. Trevenen Huxley	56,720	*
Robert J. McCloskey	30,000	*
Gary Haber	25,700	*
David Coriat	5,000	*
All directors and executive officers as a group (8 persons)	2,337,917	10.28%

                 * Less than 1%

Notes to Beneficial Ownership Table:

       (1) The mailing address of Image Investors Co. is c/o Metromedia Company, One Meadowlands Plaza, East Rutherford, NJ  07073. The mailing address of Lions Gate Entertainment Corp. is 2700 Colorado Avenue, Suite 200, Santa Monica, CA 90404. The mailing address of Standard Broadcasting Corporation Limited is 2 St. Clair Avenue West, Suite 1100, Toronto, Ontario, Canada M4V 1L6. The mailing address of the other individuals listed is c/o Image Entertainment, Inc., 20525 Nordhoff Street, Suite 200, Chatsworth, CA  91311.

       (2) The number of shares beneficially owned includes shares of common stock in which a person has sole or shared voting power and/or sole or shared investment power. Except as noted below, each person named reportedly has sole voting and investment powers with respect to the common stock beneficially owned by that person, subject to applicable community property and similar laws. On July 31, 2006, there were 21,296,346 shares of common stock, $.0001 par value, outstanding.

The number of shares listed as beneficially owned by each named person (and the directors and executive officers as a group) includes shares of common stock underlying options and rights (including warrants) vested as of, or vesting within, 60 days after July 31, 2006, as follows:

	Options	Warrants
Image Investors Co.	0	100,000
Lions Gate Entertainment Corp.	0	0
Standard Broadcasting Corp. Ltd.	0	270,198
Mr. Greenwald	649,500	0
Mr. Borshell	337,250	0
Mr. Framer	273,250	0
Mr. Epstein	85,000	0
Mr. Haber	25,000	0
Mr. Huxley	50,000	0
Mr. McCloskey	30,000	0
Mr. Coriat	5,000	0
All directors and executive officers as a group (8 persons)	1,455,000	0

       (3) Common stock not outstanding but which underlies options and rights (including warrants) vested as of, or vesting within, 60 days after July 31, 2006, is deemed to be outstanding for the purpose of computing the percentage of the common stock beneficially owned by each named person (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose. On March 29, 2006, the Compensation Committee of our Board of Directors approved, and our full Board ratified, the acceleration of vesting for all outstanding unvested stock options granted under the our equity compensation plans. In connection with the vesting acceleration, the Compensation Committee and the Board also imposed a holding period on the shares underlying the accelerated options, which would prevent the sale or other transfer of such shares until the date the shares would have vested under the original vesting schedule of the respective option, except that the holding period would end upon the close of a change in control transaction.

       (4) All of the shares of common stock are held of record by Image Investors Co. (“IIC”). The shares of common stock listed in the table as beneficially owned by IIC may also be deemed to be beneficially owned by John W. Kluge and Stuart Subotnick by virtue of their being directors, executive officers and the only stockholders of IIC. With respect to these shares, Messrs. Kluge and Subotnick share voting and investment powers. Amendment No. 11 (dated December 30, 1992) to a Schedule 13D dated July 18, 1988, filed on behalf of IIC, John W. Kluge, and Stuart Subotnick, states that IIC and Messrs. Kluge and Subotnick each “disclaims membership in a group, although a group might be deemed to exist.”

       (5) Based on information provided on Amendment No. 3 (dated March 16, 2006) to a Schedule 13D dated September 13, 2005, filed with the SEC on behalf of Lions Gate Entertainment Corp.

       (6) Based on information provided on Amendment No. 2 (filed May 11, 2006) to Schedule 13G dated September 25, 2002, filed with the SEC on behalf of Standard Broadcasting Corporation Limited.

       (7) Includes 50% of 1,030 shares of common stock held of record by Momandad, Inc., a corporation of which Mr. Greenwald and Stuart Segall (a former director of Image) are the sole stockholders. With respect to these shares, Messrs. Greenwald and Segall share voting and investment powers.

       (8) Includes 2,000 shares of common stock held by Mr. Epstein’s Keogh plan.

Section 16(a) Beneficial Ownership Reporting Compliance.   Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the directors, executive officers and the beneficial holders of more than 10% of our common stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on our records and other information, we believe that during fiscal year 2006 all applicable Section 16(a) filing requirements were met.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Bylaws provide for a Board consisting of a minimum of five and a maximum of nine directors, with the current number set by the Board at seven. The persons named in the enclosed proxy intend to vote the proxy for the election of each of the seven nominees named below, unless you indicate on the proxy that your vote should be withheld from any or all of the nominees.

The following are the nominees for election as directors proposed by the current Board, with information including principal occupation and other business affiliations, age, positions and offices held with us, and the year each current director was first elected. For information regarding each nominee’s security ownership, see “Security Ownership of Certain Beneficial Owners and Management.”

Our Board of Directors has nominated the persons named in the following table for re-election as directors:

Name	Nominee Class	Age	Director Since
Martin W. Greenwald	III	64	1981
David Coriat	II	56	2005
Ira S. Epstein	II	74	1990
Gary Haber	III	60	2005
M. Trevenen Huxley	I	54	1998
Robert J. McCloskey	I	58	2002
Lynwood Spinks	III	53	2006

Martin W. Greenwald has served as our Chairman of the Board, President and Chief Executive Officer since 1981. During his tenure at the helm, Image has transitioned from a leading independent laserdisc distributor, to a leading independent DVD distributor, and a cutting edge supplier of digital home entertainment. Mr. Greenwald is currently involved with the Digital Video Disc Group, and previously chaired the Laserdisc Association/Optical Video Disc Association. He has been a guest lecturer at USC Marshall School of Business and UCLA Anderson School of Management, and a guest speaker or panelist at numerous home video entertainment events. From 1990 to 1998, Mr. Greenwald served on the board of directors of The Entertainment Industry Foundation. He has been honored with the Visionary Award from the Entertainment Aids Alliance, has served as director of the Permanent Charities Committee of the Entertainment Industries, and is an active supporter of Cedars Sinai Hospital’s United Hostesses Charities and Didi Hirsch Community Mental Health Centers. Mr. Greenwald is a graduate of Fairleigh Dickinson University.

David Coriat has served as Executive Vice President, Chief Financial Officer and director of Standard Broadcasting Corporation Limited, the largest privately-owned multi-media company in Canada and one of our largest stockholders, since 1986. Prior to joining Standard Broadcasting, Mr. Coriat enjoyed a successful career with an international accounting firm providing accounting advice to financial institutions, performing special investigations, feasibility studies and computer conversions. Mr. Coriat also serves as director of Entertainment One Income Fund, in which Standard Broadcasting is a large shareholder.

Ira S. Epstein is an entertainment attorney representing high-profile clients in the television and motion picture industries, as well as related businesses throughout the entertainment industry. Mr. Epstein has been Of Counsel to the international law firm of Greenberg Traurig, LLP since June 2002. From 1993 to June 2002, he was Of Counsel to the Beverly Hills entertainment law firm Weissmann, Wolff, Bergman,

Coleman, Silverman & Holmes, LLP. From 1975 to 1993, Mr. Epstein was the managing partner of the entertainment law firm Cooper, Epstein & Hurewitz. He has held officer and director positions in numerous corporations, formerly served as a Member of the Board of Trustees of San Diego Arts Performance League, currently serves as a member of the Board of Directors of the North Coast Repertory Company, where he served as Vice President prior to serving as President for the past four years, and serves as a member of the San Dieguito Planning Group, the North San Diego zoning and land use advisory group to the San Diego Board of Supervisors. Mr. Epstein obtained his J.D. from University of Nebraska College of Law, and was a Captain in the Judge Advocate General Air Force.

Gary Haber is a respected 30-year entertainment industry Certified Public Accountant. Since its founding in 1977, Mr. Haber has served as principal of Haber Corporation, providing financial and business management services to top internationally-recognized artists in the music and entertainment industry. Haber Corporation also offers a variety of other services, including royalty participation accounting, royalty compliance audits, publishing administration, concert tour accounting, and valuations of copyrights and masters. Mr. Haber has frequently spoken at the Southern Regional Entertainment and Sports Law Seminar, and guest lectured at UCLA. He serves as President of the Nashville Screenwriters Conference, Treasurer and a member of the Board of Directors of the Association of Independent Music Publishers (AIMP), and serves on the Boards of Directors of the Alliance of Artists Recording Companies (AARC), and the Academy of Country Music. Mr. Haber has a B.S. in Accounting from Long Island University.

M. Trevenen Huxley is a leading digital media consultant who has served as a director since 1998 and as a consultant for our digital rights subsidiary, Egami Media, Inc., since April 2005. In 1990, Mr. Huxley co-founded Muze Inc., which became the leading entertainment product database in the United States, served as its President and Chief Executive Officer from 1992 to March 1998, and its Executive Vice President for Business Development until November 2002. He led the technology team that developed and deployed over 5,000 entertainment information kiosks in retail music, book and video stores throughout the U.S. and spearheaded efforts that led to the use of Muze data by most of the major Internet entertainment retailers and portal sites, including Amazon and Yahoo!  From 1998 to 2000, Mr. Huxley he served as Co-Chair of an EC project funded under the European Commission Info 2000 Program, which developed an analysis of the requirements for metadata for e-commerce in intellectual property in the network environment. He serves on the Board of Directors of The Center for Social and Emotional Education, a non-profit organization based in New York City.

Robert J. McCloskey serves as a private consultant. From 1987 to August 2004, Mr. McCloskey served as Chairman of the Home Entertainment Group of Standard Broadcasting, as well as President and Chief Executive Officer of Video One Canada Limited. Prior to joining Video One, he spent 17 years in the consumer products industry in numerous senior domestic and international assignments with General Foods, Pepsico, Rothmans International and Nabisco. Mr. McCloskey has a B.S. from Cornell University and an M.B.A. from York University.

Lynwood Spinks serves as co-managing member of Relativity Media, LLC, which he co-founded in 2004. Mr. Spinks brings 25 years of industry experience to bear in creating innovative, fiscally-sound structures to back motion picture production, financing and distribution companies as well as to co- finance studio films. From January 2002 to October 2004, he served as a business affairs and film financing consultant for entertainment companies including Signpost Films, Walt Disney Pictures, Fireworks, and Mosaic Media Group. From 1997 to mid-2001, he had a development and production arrangement with Universal Pictures. Overlapping with a portion of the Universal deal, Mr. Spinks served as Chief Operating Officer of management company Industry Entertainment from mid-1999 to May 2001. Mr. Spinks served as Executive Vice President of MCA Motion Picture Group in 1996, overseeing international theatrical distribution and exhibition matters relating to Universal Pictures. In addition, after starting as head of business affairs in 1986, Mr. Spinks served as President of Production, Executive Vice President and Chief

Operating Officer of Carolco Pictures Inc. through 1995. He was a key factor in packaging and overseeing production of films such as Terminator 2: Judgment Day and Basic Instinct, the top-grossing films worldwide in 1991 and 1992, as well as Total Recall, Cliffhanger, Chaplin, Stargate, Rambo III, as well as many others. Mr. Spinks worked closely with directors James Cameron, Roland Emmerich, Oliver Stone, Paul Verhoeven, Lord Richard Attenborough, Adrian Lyne and others, as well as actors like Arnold Schwarzenegger, Michael Douglas, Sylvestor Stallone and Sharon Stone at the height of their careers. At various times, he served on the boards of Carolco, United International Pictures and United Cinemas International (both Universal partnerships with Paramount Pictures) and of the Cineplex-Odeon Corporation. While on the Carolco board, Mr. Spinks also served as a board member of LIVE Entertainment, helping to build this leading independent home video company and its valuable library. He started his film career as a studio lawyer at Twentieth-Century Fox, specializing in international distribution, acquisition and financing. Mr. Spinks received his J.D. from Harvard Law School.

The Board of Directors unanimously recommends a vote FOR the election of all these nominees as directors.   We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, the persons named on the proxy card will vote the proxies in favor of a substitute nominee. The election of the seven nominees proposed by the Board will leave no vacancies on the Board, which pursuant to Article III, Section 5 of our Bylaws may be filled at any time by an affirmative vote or consent of a majority of stockholders or the Board. Each nominee elected as a director will continue in office until his successor has been elected and qualified, or until his or her earlier resignation, retirement or death.

If elected, Messrs. Huxley and McCloskey (Class I) will serve for a term of one year, Messrs. Coriat and Epstein (Class II) will serve for an initial term of two years, and Messrs. Greenwald, Haber and Spinks (Class III) will serve for an initial term of three years. As each director’s term expires, successor directors will serve for three year terms.

DISSIDENT DIRECTOR NOMINEES

Hostile Takeover Attempt by Lions Gate

On September 13, 2005, Lions Gate Entertainment Corp. filed a Schedule 13D with the SEC stating that it beneficially owns 18.98% of our common stock. The Schedule 13D also disclosed that Lions Gate made an unsolicited proposal to acquire all of our outstanding shares of common stock in exchange for shares of Lions Gate stock. The offer was rejected as inadequate by a special committee of our Board of Directors. On October 31, 2005, Lions Gate made a revised offer to purchase all of our outstanding shares of common stock for $4.00 cash per share. That proposal was also rejected as inadequate by our Special Committee. Lions Gate made a non-binding indication of interest in July 2006 at the same price. Lions Gate has never made any higher offers.

In addition, because Lions Gate owns more than 15% of our common stock, we believe that Lions Gate is an “interested stockholder” within the meaning of Section 203 of the Delaware general corporation law. Accordingly, we may be prohibited from entering into any business combination with Lions Gate for a period of at least three years from the date of our reincorporation into Delaware, unless the transaction were both approved by our Board of Directors and authorized by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by Lions Gate.

Engagement of Lazard

On April 4, 2006, investment bank Lazard Freres & Co. was engaged as sole financial advisor to the Special Committee of our Board of Directors. The Special Committee, composed entirely of independent directors, will examine all potential strategic and financial opportunities to maximize long-term value.

The Special Committee has asked Lazard to conduct a thorough review of our businesses and our strategic options, and to work with us to properly assess the best course for us and all of our stockholders. This process remains ongoing.

Dissident Director Nominees

Lions Gate has proposed its own slate of paid nominees to replace our current Board. According to Lions Gate’s public filings, each of the nominees agreed to run in exchange for $20,000 from Lions Gate, apparently in addition to standard compensation for service on the Board, raising concerns of cronyism and creating a potential financial conflict of interest with our other stockholders. The purpose of this competing slate appears to be to accept, for the benefit of Lions Gate, an offer that has already been rejected by the Special Committee as inadequate.

The dissident nominees appear to have limited home video entertainment distribution expertise to contribute to our company. Duke Bristow is a chemical engineer with a background in pharmaceuticals, Joachim Kiener is a former magazine publisher, Barry Perlstein heads a foreign language translating company, and Joseph Incandela heads a company providing roadside service for automobiles.

Of greater concern, Edward Huguez handles sales for Starz Entertainment, which appears to have just become an affiliate of one of our prime competitors, independent DVD supplier Anchor Bay Entertainment. In a very competitive retail environment, appointing persons to our Board of Directors who may have loyalties to our competitors could provide them with access to our trade secrets and confidential business information, and potentially create adverse consequences for us in the marketplace.

The Lions Gate nominees that appear to have pertinent managerial experience in the entertainment industry are Jack Crosby and Eric Doctorow, who both held senior positions with companies that filed for bankruptcy or made a General Assignment for the Benefit of Creditors, thereby negatively impacting shareholder value. In December 1997, Crosby became CEO and Chairman of the Board of Directors of CinemaStar Luxury Theaters, Inc., a small theater chain with no substantial similarities to our home video distribution business. On January 4, 2001, three years after Crosby assumed the helm, CinemaStar filed for bankruptcy and was subsequently delisted from NASDAQ.

Meanwhile, Doctorow became the Chief Operating Officer for Ventura Entertainment, another one of our principal competitors, in November 2004. As COO, Doctorow was tasked with supervising both the Entertainment and Distribution divisions while managing the company’s distribution pacts with many independent studios. In April 2006, less than two years after Doctorow arrived, Ventura executed a General Assignment for the Benefit of Creditors, an out-of-court alternative to filing for Chapter 7 bankruptcy. In the filing, Ventura indicated that its bank, owed in excess of $21 million on a secured line of credit, received the entire $16.5 million purchase price for which First Look Studio acquired all of Ventura’s assets, stating unequivocally that “there will be no funds available from the proceeds of the sale of the assets of Ventura to distribute to priority and unsecured creditors.”

Doctorow has now been hired by yet another primary competitor of ours, 20th Century Fox Home Entertainment, to manage sales of the Metro-Goldwyn-Mayer DVD catalog unit that will directly compete with us. MGM has stated its intention to “significantly grow the company’s catalogue business above historic levels” by “a concentrated sales and licensing effort focused on the MGM home entertainment brand, encompassing MGM’s increasing slate of new theatrical releases and direct-to-video projects as well as the more than 4,000 films and 10,000 episodes of TV programming in its vast library,” that will directly compete with us and our slate of new theatrical releases and direct-to-video projects, as well as the films and episodes of TV programming in our library.

It appears from their background, current positions and actions that Lions Gate and its nominees may not be most concerned about protecting ALL of our stockholders’ interests, but rather may be concerned with their own potentially conflicting financial and business interests.

The Board of Directors unanimously recommends that you NOT vote for the election of any of the dissident nominees.

EXECUTIVE COMPENSATION

The following table sets forth certain annual and long-term compensation, for each of the last three fiscal years, paid to our Chief Executive Officer and each executive officer whose salary and bonus exceeded $100,000 in the last fiscal year:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name & Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)	All Other Compensation ($)
Martin W. Greenwald,	2006	$646,995	$300	—	—	45,000	$12,465	(3)
President & Chief	2005	616,355	108,720	—	—	200,000	32,390	(4)
Executive Officer	2004	586,781	300	—	—	—	32,390	(4)
David Borshell,	2006	288,473	300	—	—	35,000	4,255	(5)
Chief Operating	2005	274,824	95,129	—	—	168,000	5,702	(5)
Officer	2004	243,232	300	—	—	—	4,981	(5)
Jeff M. Framer,	2006	272,143	300	—	—	35,000	4,250	(5)
Chief Financial	2005	259,267	67,950	—	—	124,000	5,391	(5)
Officer	2004	243,027	300	—	—	—	5,118	(5)

Notes to Summary Compensation Table:

       (1) The fiscal 2006, 2005 and 2004 salary figures for Mr. Greenwald include a component characterized as an unaccountable personal expense allowance in his employment agreement.

       (2) While all the executive officers enjoyed certain perquisites in fiscal 2006, 2005 and 2004, their perquisites did not exceed the lesser of $50,000 or 10% of their annual salary and bonus for any fiscal year.

       (3) Includes $3,690 of term life insurance premium payments and $8,775 of universal life insurance premium payments.

       (4) Includes $3,690 of term life insurance premium payments and $28,700 of universal life insurance premium payments.

       (5) Entire amount consists of Company contributions to a 401(k) plan.

Option Grants in Last Fiscal Year

The following table summarizes options granted in fiscal 2006 to the executive officers named in the Summary Compensation Table:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Options Term(1)
	Number of Securities Underlying Options Granted (#)(2)(3)	Percent of Total Options Granted to Employees in Fiscal Year(4)	Exercise Price ($/Sh)(5)	Expiration Date	5% ($)	10% ($)
Martin W. Greenwald	45,000	11.18%	$3.39	01/04/16	$95,938	$243,125
David Borshell	35,000	8.70	3.39	01/04/16	74,618	189,098
Jeff M. Framer	35,000	8.70	3.39	01/04/16	74,618	189,098

Notes to Option Grants in Last Fiscal Year Table:

       (1) The amounts are based on the 5% and 10% annual rates of return prescribed by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of our common stock nor reflect actual gains, if any, realizable upon exercise.

       (2) In the event of a change of control (as defined in our 1998 Incentive Plan (the “Plan”)), the unvested portion of an option immediately vests, and the committee administering each plan may (subject to Board approval) terminate the plan and the options. In the event an optionee’s employment with us ceases for any reason other than death, total disability, or for cause, the options will terminate three months following the date employment ceases. In the event of an optionee’s death or total disability, the options may be exercised for two years thereafter. In the event of a termination for cause, the options will expire on the termination date. Subject to the other provisions of the Plan, the committee has discretionary authority to amend or terminate the Plan and to do any other act advisable to administer the Plan.

On March 29, 2006, the Compensation Committee of our Board of Directors approved, and our full Board ratified, the acceleration of vesting for all outstanding unvested stock options granted under the our equity compensation plans. In connection with the vesting acceleration, the Compensation Committee and the Board also imposed a holding period on the shares underlying the accelerated options, which would prevent the sale or other transfer of such shares until the date the shares would have vested under the original vesting schedule of the respective option, except that the holding period will end upon the close of a change in control transaction.

       (3) The options were granted under the 1998 Incentive Plan and were to vest in twenty equal increments beginning on April 5, 2006, and every three months thereafter through January 5, 2011. See (2) above regarding acceleration of vesting.

       (4) Based on options granted to employees totaling 402,500 shares.

       (5) The market price of our common stock (based upon the closing price on NASDAQ) on the date of grant was $3.39 per share.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

The following table summarizes options exercised in fiscal 2006 by the named executive officers and the value of the unexercised in-the-money options held by those executives at fiscal year-end:

	Shares Acquired on	Value	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End(1)
	Exercise (#)	Realized ($)	Exercisable (#)	Unexercisable (#)(2)	Exercisable ($)	Unexercisable ($)
Martin W. Greenwald	0	$0	649,500	0	$274,365	$0
David Borshell	0	0	337,250	0	193,865	0
Jeff M. Framer	0	0	273,250	0	154,678	0

Notes to Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values Table:

       (1) Based on the market value of the underlying shares of our common stock at fiscal year end (using $3.70 per share closing price on NASDAQ on March 31, 2006, the last trading day of our fiscal year), minus the exercise price.

       (2) In the event of a change of control under our Restated 1992 Stock Option Plan, 1998 Incentive Plan or 2004 Incentive Compensation Plan, the unvested portion of an option immediately vests. See “Other Change of Control Arrangements.”

On March 29, 2006, the Compensation Committee of our Board of Directors approved, and our full Board ratified, the acceleration of vesting for all outstanding unvested stock options granted under the our equity compensation plans. In connection with the vesting acceleration, the Compensation Committee and the Board also imposed a holding period on the shares underlying the accelerated options, which would prevent the sale or other transfer of such shares until the date the shares would have vested under the original vesting schedule of the respective option, except that the holding period would end upon the close of a change in control transaction.

Equity Compensation Plans

The following table sets forth certain information as of March 31, 2006 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in the first column)
Equity compensation plans approved by security holders	2,645,517	3.782	105,383
Equity compensation plans not approved by security holders	0	—	—
Total	2,645,517	3.782	105,383

Notes to Equity Compensation Plans Table:

       (1) Includes options granted to employees and directors. No warrants to others included.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

Compensation Committee.   Our Compensation Committee is composed entirely of independent directors. The Compensation Committee reviews with the full Board all aspects of the compensation packages for each of our executive officers. The Compensation Committee, and from time to time the full Board, approves compensation packages and any amendments thereto. Executive officers who are also directors do not participate in deliberations or decisions involving their own compensation. The Compensation Committee administers our Restated 1992 Stock Option Plan, 1998 Incentive Plan, 2004 Incentive Compensation Plan and other employee benefit plans. The following report addresses the Compensation Committee’s objectives and its actions and decisions with respect to compensation for the 2006 fiscal year.

Compensation Objectives.   Our goal is to maximize stockholder value over the long term by implementing programs designed to enable us to attract, retain and motivate the best possible key employees to operate and manage our Company at all levels. We offer a contributory 401(k) plan and provide health, life and disability insurance to full-time employees.

The executive officer compensation packages contain three primary components:

•       base salary,

•       long-term incentive compensation in the form of stock-based awards, including options and restricted stock unit awards, and

•       short-term incentive compensation in the form of annual cash bonuses based on our financial performance.

Base Salary.   An executive officer’s base salary is determined by an assessment of their sustained performance against their individual job responsibilities including, where appropriate, the impact of their performance on our business results, current salary in relation to the salary range designated for the job, experience and mastery, and potential for advancement. In general, employment agreements with our executive officers provide that base salary will increase 5% annually. In fiscal 2006, no other increases in base salary were made.

Option Grants.   The Compensation Committee views any option grant portion of the executive officer compensation packages as a special form of long-term incentive compensation to be awarded on a limited and non-regular basis. The objective of these awards is to advance the longer-term interests of both us and our stockholders, and to complement incentives tied to annual performance. These awards provide rewards to executive officers based upon the creation of incremental stockholder value and the attainment of long-term financial goals. Stock options produce value to executive officers only if the price of our stock appreciates, thereby directly linking the interests of executive officers with those of our stockholders.

Stock options granted to executive officers are priced at or above the fair market value of the common stock on the date of grant. Awards of stock options are determined based on the Compensation Committee’s subjective determination of the amount of awards necessary, as a supplement to an executive officer’s base salary and performance-based bonus, to retain and motivate the executive officer.

In fiscal 2006, an option for 45,000 shares was granted to Mr. Greenwald, and options for 35,000 shares were granted to each of  Mr. Borshell and Mr. Framer under the 1998 Incentive Plan. These options have an exercise price of $3.39 (equal to the closing price of our common stock on the grant date). The options were to vest in twenty equal increments beginning on April 5, 2006, and every three months thereafter through January 5, 2011. The options were fully vested on March 29, 2006.

Restricted Stock Unit Grants.   The Compensation Committee has the ability to authorize RSU grants to executive officers, but has not done so since fiscal 2000 and does not contemplate doing so at this time.

Bonuses.   The criteria for calculating executive officer performance-based bonuses are set annually by the Compensation Committee. Annual bonuses, if any, are equal to 10% of consolidated pretax earnings adjusted to add back noncash amortization expense of RSUs and warrants, thereby establishing a direct link between executive officer incentive bonuses and our financial performance. An individual executive officer’s annual cash bonus is a percentage of the bonus pool determined by the executive officer’s job level. Actual cash bonuses are determined by applying a formula based on our achievement of consolidated pretax earnings, as adjusted, to each executive officer’s job level. The bonuses are described in the Summary Compensation Table.

The specific performance criteria and targets used to determine the bonuses and RSU accelerated vesting are subject to change annually at the Compensation Committee’s discretion to adjust for changes in our business, competitive conditions, changes in its capitalization, performance and needs. The Compensation Committee has not disclosed publicly the exact targets specified in these awards because this information is deemed to be confidential and proprietary, the disclosure of which would be against our best interests.

Compensation of Chief Executive Officer.   The compensation of our Chief Executive Officer results from his participation in the same compensation programs as the other executive officers of the Company. The Compensation Committee applied the principles outlined above in establishing Mr. Greenwald’s compensation, in the same manner as they were applied to our other executive officers.

Section 162(m) Policy.   To the extent reasonably practicable and within the Compensation Committee’s control, the Compensation Committee prefers to limit executive officer compensation in ordinary circumstances to that which is deductible by us under Section 162(m) of the Internal Revenue Code. During fiscal year 2006, all compensation paid to executive officers was within the Section 162(m) limit. Any existing grants of RSUs, however, are not considered performance-based for these purposes and are included as compensation for these purposes only when they vest. Accordingly, to the extent that the value of shares vesting in any future year under RSU awards, when combined with salary, allowances and other non-exempt compensation, exceeds $1,000,000, the excess would not be deductible. The Compensation Committee does not expect non-exempt compensation to exceed the applicable limit for fiscal year 2007.

COMPENSATION COMMITTEE

Ira S. Epstein, Chairman

Robert J. McCloskey

       (1) The Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of our filings pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of the Acts.

Independent Public Accountant.   Since October 2004, BDO Seidman LLP has been our principal independent public accountant. Representatives of BDO Seidman LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that those representatives will be available to respond to appropriate questions.

KPMG LLP previously served as the independent registered public accounting firm for us. Effective October 8, 2004, the Audit Committee of our Board of Directors terminated KPMG and appointed BDO Seidman, LLP as our independent registered public accounting firm.

During the two fiscal years prior to October 8, 2004, and the subsequent interim period through October 8, 2004, we did not consult with BDO Seidman regarding any of the matters or events set forth in Item 304(2)(2)(i) and (ii) of Regulation S-K.

KPMG’s reports on our consolidated financial statements for each of the fiscal years ended March 31, 2004 and 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG LLP’s report on our consolidated financial statements as of and for the years ended March 31, 2004 and 2003, contained a separate paragraph stating that, “On April 1, 2002, [we] adopted Financial Accounting Standards Board Statement No. 142, Accounting for Goodwill.”

In connection with the audits of the fiscal years ended March 31, 2004 and 2003 and the interim period through October 8, 2004, there have been no disagreements between us and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference in connection with their opinion to the subject matter of the disagreements.

Principal Accountant Fees and Services.   For the fiscal years ended March 31, 2006 and 2005, the following fees were billed by BDO Seidman LLP and KPMG LLP for the indicated services:

	2006	2005
Audit Fees	$204,930	$182,739
Audit-Related Fees	—	—
Tax Fees	—	53,625
All Other Fees	51,180	54,885
Total Fees	$256,110	$291,249

Audit Fees. Consisted of fees billed for professional services rendered for: (i) the audit of our consolidated financial statements; (ii) the review of interim consolidated financial statements for our quarterly filings; and (iii) any services that are normally provided by our principal accountant in connection with statutory and regulatory filings or engagements. In October 2004, we changed principal accountants from KPMG to BDO Seidman. During fiscal 2005, the audit fees billed by KPMG were $21,000; all other audit fees were billed by BDO Seidman.

Tax Fees. Consisted of fees billed by KPMG for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal, state, and international tax compliance, customs and duties and international tax planning. Approximately $12,900 of the amount for fiscal 2005 was billed while they were our principal accountant. BDO Seidman does not perform professional services for tax compliance, tax advice or tax planning for the Company.

All Other Fees. Consisted of fees for products and services other than the services reported above. In the fiscal year ended March 31, 2006, these services included due diligence and related consultations in connection with: (i) the acquisition of Public Media, Inc. dba Home Vision; (ii) the Registration Statement on Form S-3 with respect to the shares registered for potential equity financings; and (iii) the Registration

Statement on Form S-4 with respect to the shares registered for potential corporate acquisitions. In the fiscal year ended March 31, 2005, these services included consultations in connection with: (i) our 2004 Incentive Compensation Plan; and (ii) the Registration Statement on Form S-3 with respect to the shares registered for a private placement equity financing. During fiscal 2005, $12,200 was billed by KPMG; approximately $5,000 of that amount was billed while they were our principal accountant.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm.   Our Audit Committee’s policy is to pre-approve the audit and non-audit services provided by the independent auditor, in order to assure that the provision of such services does not impair the auditor’s independence. Our Audit Committee believes that the combination of general pre-approval of certain type of services and specific pre-approval of other services will result in an effective and efficient procedure to pre-approve services performed by the independent auditor. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. In determining whether to grant general or specific pre-approval, our Audit Committee will consider whether such services are consistent with the applicable rules and regulations on auditor independence. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. With respect to each proposed pre-approved service, the independent auditor is required to provide to the Audit Committee detailed back-up documentation regarding the specific services to be provided.

AUDIT COMMITTEE REPORT(1)

Our Audit Committee is composed of three independent directors and operates under a written charter approved and annually reviewed by our Board of Directors. Our management is responsible for the internal accounting controls and the financial reporting process, and the preparation of financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm, BDO Seidman LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and performing timely reviews of the quarterly financial statements in accordance with SAS No. 100. The Audit Committee’s primary responsibility is to monitor and oversee these processes, and the systems of internal controls that management and the Board of Directors have established. The Board of Directors has determined that each of the members of the audit committee is an “independent director” as that term is defined in Rule 4200(a)(15) of the Marketplace Rules of Nasdaq.

In connection with these responsibilities, the Audit Committee has reviewed and discussed with management and the independent accountants the fair and complete presentation of the Company’s annual and quarterly financial results for the fiscal year ended March 31, 2006. In addition, the Audit Committee has discussed with the independent accountants the matters required by Statement of Auditing Standards No. 61, Communication with Audit Committees.

The Audit Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent accountants that firm’s independence from the Company and its management. In addition, the Audit Committee has considered whether non-audit services by the independent accountants are compatible with the independence requirements of Board Standard No. 1. The Committee has concluded that the independent auditors are independent from the Company and its management.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors, with and without management present, to discuss the results of their examination, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s discussions with management and the independent accountants and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, for filing with the Securities Exchange Commission. The Audit Committee and the Board also have approved and recommended the selection of the Company’s independent auditors.

AUDIT COMMITTEE

Gary Haber, Chairman

David Coriat

Ira S. Epstein

       (1) The foregoing report of the Audit Committee does not constitute “soliciting material” and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporates such report by reference therein.

DESCRIPTION OF EMPLOYMENT CONTRACTS, TERMINATION
OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

We entered into employment agreements with each of the executive officers named in the Summary Compensation Table. The terms are summarized below.

Term.   Each agreement is for three years, with two one-year extensions, beginning April 1, 2004. In October 2005, the Compensation Committee and our Board of Directors voted to extend each agreement for one year through March 31, 2008.

Base Salary.   Base salaries for the fiscal year ending March 31, 2007, for Messrs. Greenwald, Borshell and Framer are $583,947, $303,119 and $285,961, respectively. Mr. Greenwald has an annual unaccountable personal expense allowance of $95,825. Each officer will receive an annual 5% increase.

Cash Bonus.   The officers are eligible for cash bonuses as incentive short-term compensation, based on our financial performance relative to annually determined performance targets. The cash bonus plan for fiscal 2006 was based on a percentage formula relative to 10% of consolidated pretax earnings, adjusted to add back noncash amortization expense of RSUs and warrants. Bonus criteria are subject to change annually at the discretion of the Compensation Committee. The officers did not earn financial performance-based bonuses in fiscal 2006.

Stock-Based Awards.   The officers are eligible for stock-based grants as the Board (or the administrator of the relevant stock option or award plan) determines.

Severance.   Severance following death, disability or expiration of the term consists of base salary, expense allowance and insurance continuation for six months, and a pro rata portion of any bonus payable for the longer of six months or that part of the fiscal year occurring prior to expiration.

Termination.   If employment is terminated without cause, the officer will continue to receive all compensation, rights and benefits under the agreement through the expiration of the term, plus the severance benefits described above. If an officer resigns for good reason or is terminated due to a change in control, such officer will receive all compensation and benefits under the agreement for the longer of one year or the remaining term, plus the severance benefits described above. If an officer is terminated for cause, no severance, bonus or other compensation is due or payable. In general, all unvested options and RSU’s will immediately vest if employment is terminated without cause or the executive resigns for good reason following a change of control.

Fringe Benefits.   The officers receive medical, dental, life and short and long-term disability insurance, 401(k) plan participation, vacation and reimbursement for reasonable business expenses. Mr. Greenwald also receives personal life insurance premium payments and reimbursements for medical expenses not covered by medical insurance, an unaccountable personal expense allowance, and use of a company car. Messrs. Borshell and Framer each receive a monthly car allowance.

Stock Price Performance Graph

This section of the Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any of our filings pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporates this section by reference therein, and shall not be deemed soliciting material or otherwise deemed filed under either of the Acts.

The graph below compares our cumulative total return, the NASDAQ U.S. Market Index and our selected peer group for the 5-year period ending March 31, 2006. The peer group consists of Handleman Company, Trans World Entertainment Corporation, Navarre Corporation and Lions Gate Entertainment Corp. The graph assumes an initial investment of $100 on March 31, 2001 in Image, the NASDAQ U.S. Market Index and the peer group. The graph also assumes reinvestment of dividends, if any.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG IMAGE ENTERTAINMENT, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND A PEER GROUP

                 * $100 invested on 3/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

To be considered for inclusion in our proxy solicitation materials for the 2007 Annual Meeting of Stockholders, a stockholder proposal under SEC Rule 14a-8 must be received by our Corporate Secretary at our principal executive offices no later than August 25, 2007.

A stockholder may wish to have a proposal (other than a proposal in respect of a nominee for election to the Board) presented at the 2007 Annual Meeting of Stockholders but not to have the proposal included in our proxy statement for the meeting. If notice of the proposal is not received by us by August 25, 2007, then the proposal will be deemed untimely under Rule 14a-4(c) under the Securities Exchange Act of 1934, and we will have the right to exercise discretionary voting authority with respect to the proposal.

Under Article III, Section 4 of our Bylaws, nominations for election of members of the Board may be made by the Board or any stockholder of any outstanding class of our voting stock entitled to vote for the election of directors. Notice of intention to make any nominations, other than the Board of Directors, must be made in writing and be received by our President no more than 60 days prior to a meeting of stockholders called for the election of directors, and no more than ten days after the date the notice of the meeting is sent to stockholders. The notice must contain the following information about each nominee:

•       name and address,

•       principal occupation, and

•       number of shares of our voting stock owned.

The notice must also contain the name and residence address of the notifying stockholder, and the number of shares of our voting stock owned by the notifying stockholder. Nominations not made in accordance with these procedures will be disregarded by the chairman of the meeting, and the inspectors of election will then disregard all votes cast for the nominees.

ANNUAL REPORT TO STOCKHOLDERS/FORM 10-K

Our Annual Report to Stockholders on Form 10-K for the fiscal year ended March 31, 2006 accompanies this Proxy Statement but does not constitute proxy soliciting material. Copies are available upon request. Please direct requests to:

DENNIS HOHN CHO, ESQ.

Corporate Secretary

Image Entertainment, Inc.

20525 Nordhoff Street, Suite 200

Chatsworth, CA  91311

OTHER BUSINESS

The Proxyholders will have discretionary authority to vote on such business (other than Proposal 1) as may properly come before the annual meeting of stockholders (the Board does not know of any such business as of this date), and all matters incident to the conduct of the meeting.

By Order of the Board of Directors,
IMAGE ENTERTAINMENT, INC.

DENNIS HOHN CHO, ESQ.
Corporate Secretary

Chatsworth, California

July 31, 2006

Whether or not you expect to attend the meeting, we urge you to promptly complete, date and sign the enclosed proxy and return it in the envelope provided. Thank You.

IMAGE ENTERTAINMENT, INC. C/O INVESTOR RELATIONS 20525 NORDHOFF STREET, SUITE 200 CHATSWORTH, CA 91311-6100

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Image Entertainment, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Image Entertainment, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	IMENT1	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

IMAGE ENTERTAINMENT, INC.

Vote on Directors

1.	Election of Directors (Proposal 1).					For	Withhold	For All	To withhold authority to vote for any
						All	For All	Except	individual nominee(s), mark “For All
	01)	MARTIN W. GREENWALD	04)	GARY HABER					Except” and write the nominee’s
	02)	DAVID CORIAT	05)	M. TREVENEN HUXLEY					name on the line below.
	03)	IRA S. EPSTEIN	06)	ROBERT J. MCCLOSKEY		☐	☐	☐
			07)	LYNWOOD SPINKS

2. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any matters incident to the conduct of the Meeting.

Please date this Proxy and sign exactly as your name appears hereon.  If shares are jointly held, this Proxy should be signed by each joint owner. Executors, administrators, guardians or others signing in a fiduciary capacity should state their full titles.  A Proxy executed by a corporation should be signed in its name by its president or other authorized officer.  A Proxy executed by a partnership should be signed in its name by an authorized person.

For comments, please check this box and write them on the back where indicated							☐

				Yes	No
Please indicate if you plan to attend this meeting				☐	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

IMAGE ENTERTAINMENT, INC.

Proxy Solicited by the Board of Directors for the 2006 Annual Meeting of Shareholders

October 10, 2006

The undersigned appoints Martin W. Greenwald, David Coriat, Ira S. Epstein, Gary Haber, M. Trevenen Huxley, Robert J. McCloskey and Lynwood Spinks, and each of them, proxies (each with full power of substitution) to represent the undersigned at the Image Entertainment, Inc. 2006 Annual Meeting of Shareholders to be held on October 10, 2006, and any adjournments thereof and to vote the shares of the Company’s common stock held of record by the undersigned on August 25, 2006 as directed on the reverse side.

The shares represented by this Proxy will be voted as directed on the reverse side. If no direction is indicated, the shares represented by this Proxy will be voted FOR the director nominees named in Proposal 1 and will be voted in the discretion of the proxies on such other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated July 31, 2006.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

PLEASE PROMPTLY COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

PLEASE SIGN ON REVERSE SIDE